CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and "Experts - Pioneer Funds", in the Combined Proxy Statement of AmSouth Funds and Prospectus for Pioneer Bond Fund ("Combined Proxy Statements and Prospectus"), and to the incorporation by reference of our report dated August 5, 2004, with respect to the financial statements and financial highlights of Pioneer Bond Fund, included in the Annual Report to the Shareowners for the year ended June 30, 2004, in the Combined Proxy Statements and Prospectus included in this Registration Statement on Form N-14 of the Pioneer Bond Fund. We further consent to the reference to us under the heading "Representations and Warranties" (paragraph 4.2(g)) in the Agreement and Plan of Reorganization included as Exhibit A to the Combined Proxy Statements and Prospectus.

We also consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Pioneer Bond Fund Statement of Additional Information, and to the incorporation by reference of our report, dated August 5, 2004, on the financial statements and financial highlights of Pioneer Bond Fund included in the Annual Report to the Shareowners for the year ended June 30, 2004, in Post-Effective Amendment No. 40 to the Registration Statement (Form N-1A, 1933 No. 002-62436), as filed with the Securities and Exchange Commission on December 16, 2004 (Accession No. 0001016964-04-000519), which is incorporated by reference into the Combined Proxy Statements and Prospectus included in this Registration Statement on Form N-14 of the Pioneer Bond Fund.


                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
June 29, 2005